Exhibit 10(i)

                              Employment Agreement
                    (Amended and Restated November 20, 2001)

         THIS Employment Agreement (this "Agreement") is entered into effective the 1st day of January, 2001, by and between Camco Financial Corporation, a savings and loan holding company incorporated under the laws of the State of Delaware ("Camco"), the principal office of which is located at 6901 Glenn Highway, Cambridge, Ohio, and Richard C. Baylor (the "Employee"), an individual whose residential address is 156 Hawthorne Drive, New Concord, Ohio 43762, and is amended and restated effective November 20, 2001.

                                   WITNESSETH:

         WHEREAS, the Employee has assumed the responsibilities of President and Chief Executive Officer of Camco effective January 1, 2001; and

         WHEREAS, as a result of the skill, knowledge, experience and performance of the Employee, Camco desires to continue to retain the services of the Employee as President and Chief Executive Officer in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Camco and the Employee agree as follows:

         1. Employment and Term. The Employee is employed as the President and Chief Executive Officer of Camco, and the Employee hereby accepts employment as the President and Chief Executive Officer of Camco, upon the terms and conditions of this Agreement. The term of employment shall be for the period commencing on January 1, 2001, and shall end on December 31, 2003 (the "Term"). At the end of each year of the Term, the Agreement may be extended for periods of one year each by Camco's Board of Directors ("Board") at its sole and exclusive discretion, subject to the Employee's acceptance thereof. Prior to consenting to any such extension, the Board will conduct a performance evaluation of the Employee, and the results of such review shall be noted in the minutes of the meeting of the Board. The Term of this Agreement, together with each extension period, is hereinafter referred to as the "Employment Term".

         2.       Duties of Employee.

                  (a) General Duties and Responsibilities. The Employee shall serve as the President and Chief Executive Officer of Camco; shall perform the duties and responsibilities customary for such offices to the best of his ability and in accordance with (i) the policies established by the Board and
(ii) all applicable laws and regulations; and shall perform such other duties not inconsistent with his position as may be assigned to him from time to time by the Board.

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                  (b) Devotion of Time to Camco's Business. The Employee shall devote his entire productive time, ability and attention during normal business hours throughout the Employment Term to the faithful performance of his duties under this Agreement subject to the direction of the Board. The Employee shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Board; provided, however, that the Employee shall not be precluded from: (i) vacations and other leave time in accordance with Section 3(d) hereof; (ii) reasonable participation in community, civic, charitable or similar organizations; (iii) reasonable participation in industry-related activities including, but not limited to, directorship of a Federal Home Loan Bank, attending industry trade association (national and state) conventions, conferences and committee meetings, and holding positions of responsibility therein; (iv) serving as an officer and/or director of Camco's subsidiaries; or
(v) the pursuit of personal investments that do not interfere or conflict with the performance of the Employee's duties for Camco.

         3.       Compensation, Benefits and Reimbursements.

                  (a) Salary. The Employee shall receive an annual salary payable in equal installments not less often than monthly. The amount of the annual salary shall be $160,000 until changed by the Board. Each year throughout the Employment Term, the amount of the Employee's annual salary shall be reviewed by the Board, and shall be set at an amount not less than $160,000, based upon the Employee's responsibilities and individual performance and the overall profitability and financial condition of Camco (the "Annual Review"). The result of the Annual Review shall be reflected in the minutes of the Board. Any directors' fees received by Employee, whether paid by Camco or any other entity, shall be in addition to the salary provided for in this Agreement and may be retained by Employee in their entirety.

                  (b) Expenses. In addition to any compensation received under
Section 3(a), Camco shall pay or reimburse the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement including participation in industry-related activities. Such reimbursement shall be made in accordance with the existing policies and procedures of Camco pertaining to reimbursement of expenses to senior management officials.

                  (c) Employee Benefit Program. During the Employment Term, the Employee shall be entitled to participate in all formally established employee benefit, bonus, pension and profit-sharing plans and similar programs that are maintained by Camco from time to time, including programs regarding group health, disability or life insurance, salary continuation insurance, reimbursement of membership fees in civic, social and professional organizations and all employee benefit plans or programs hereafter adopted in writing by the Board, for which senior management personnel are eligible, including any employee stock ownership plan or stock option plan (collectively, the "Benefit Plans"). Notwithstanding the foregoing sentence, Camco may discontinue at any time any such Benefit Plans now existing or hereafter adopted, to the extent permitted by the terms of such plans, and shall not be required to compensate the Employee for the elimination of any such Benefit Plans.


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
                  (d) Vacation and Sick Leave. The Employee shall be entitled, without loss of pay, to be absent voluntarily from the performance of his duties under this Agreement, subject to the following conditions:

                           (i)     The Employee shall be entitled to an annual
vacation, the duration of which shall not be less than four weeks each calendar year;

                           (ii)     Vacation time shall be scheduled by the
Employee in a reasonable manner and shall be subject to approval by the Board. The Employee shall not be entitled to receive any additional compensation from Camco in the event of his failure to take the full allotment of vacation time in any calendar year nor shall unused vacation time be carried over into any succeeding calendar year; and

                           (iii)    The Employee shall be entitled to annual
sick leave as established by the Board for senior management officials of Camco. In the event that any sick leave time shall not have been used during any calendar year, such leave shall accrue to subsequent calendar years only to the extent authorized by the Board. Upon termination of his employment, the Employee shall not be entitled to receive any additional compensation from Camco for unused sick leave.

                  (e) Employee shall be entitled to the full-time use of a company-owned automobile. Camco shall be responsible for the cost of obtaining collision and liability insurance for the automobile and shall pay for all other costs of operating the automobile including fuel, maintenance and repair.

                  (f) During the Employment Term, Camco shall pay Employee's membership dues at the Cambridge Country Club and non-resident membership dues at the Columbus Club.

         4. Termination of Employment. In addition to Camco's right to terminate the employment of the Employee at the end of the Employment Term, Camco may terminate the employment of the Employee at any other time during the Employment Term. In the event that Camco terminates the employment of the Employee during the Employment Term because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this Agreement, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this Agreement (collectively, "Just Cause"), the Employee shall have no right to receive any compensation or other benefits for any period after such termination. If Camco terminates the employment of the Employee during the Employment Term for any reason other than Just Cause, or if the Employee terminates his employment for Good Reason (hereinafter defined), the Employee shall be entitled to the following:

                  (a) Termination After Change of Control. If, in connection with or within one year of a Change of Control (hereinafter defined) of Camco,

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Camco terminates the employment of the Employee for any reason other than Just
Cause, or if the Employee elects to terminate his employment for Good Reason, then the following shall occur:

                           (i)      Camco shall promptly pay to the Employee or
to his beneficiaries, dependents or estate an amount equal to three times the Employee's "average annual compensation" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended.

                           (ii)     Camco shall provide to the Employee and his
eligible dependents health, life and disability insurance benefits substantially equal to those being provided to the Employee and his eligible dependents immediately prior to the occurrence of the Change of Control, at Camco's expense and as if the Employee were still employed under this Agreement for a period of 36 months.

                           (iii)    Camco shall promptly pay to the Employee an
amount equal to all directors' fees to which the Employee would otherwise have been entitled if he had remained a director of Camco or any of its subsidiaries for a period of 36 months.

                           The Employee shall not be required to mitigate the
amount of any payment provided for in this Agreement, whether in this paragraph or elsewhere in this Agreement, by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the Employee offset in any manner the obligations of Camco hereunder, except as specifically stated in subsection (ii) of this subsection (a).

                           A "Change of Control" shall mean any one of the
following events: (i) the acquisition of ownership or power to vote more than 25% of the voting stock of Camco; (ii) the acquisition of the ability to control the election of a majority of the directors of Camco; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Camco cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of Camco was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of Camco; or (iv) the acquisition by any person or entity of "conclusive control" of Camco within the meaning of 12 C.F.R. ss.574.4(a), or the acquisition by any person or entity of "rebuttable control" within the meaning of 12 C.F.R. ss.574.4(b) that has not been rebutted in accordance with 12 C.F.R. ss.574.4(c). For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the Employee and any person or persons with whom the Employee is "acting in concert" within the meaning of 12 C.F.R. Part 574.

                           "Good Reason" shall be deemed to exist if, within one
year following a Change of Control, any of the following occurs, without the prior written consent of the Employee: (I) the present capacity or circumstances in which the Employee is employed are materially and adversely changed, in the reasonable opinion of the Employee (including, without limitation, a reduction

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

in responsibilities or authority, the assignment of duties or responsibilities substantially inconsistent with those normally associated with the position of President and Chief Executive Officer or a reduction in salary); (II) the Employee is no longer the President and Chief Executive Officer of Camco or any successor by merger to Camco; (III) the Employee is required to move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the date of the commencement of the Term of this Agreement; or (IV) Camco otherwise breaches this Agreement in any material respect.

                  (b) Termination without Change of Control. In the event Camco terminates the employment of the Employee for any reason other than Just Cause and the termination is not covered by the provisions of subsection (a) of this
Section 4, Camco shall be obligated to continue to (i) pay on a monthly basis to the Employee, his designated beneficiaries or his estate, his annual salary provided pursuant to Section 2 of this Agreement for the number of months remaining in the Employment Term as of the date of the termination; and (ii) provide to the Employee and his eligible dependents, at Camco's expense, health, life and disability insurance benefits substantially equal to those being provided to the Employee and his eligible dependents at the date of termination of his employment until the earliest of (A) the end of the Employment Term under this Agreement pursuant to Section 1 of this Agreement or (B) that date on which the Employee is included in another employer's benefit plans as a full-time employee. The Employee may choose, in lieu of monthly payments of the amounts set forth above, to receive a lump sum payment equal to the present value of such payments. For purposes of computing such lump-sum payment, the parties shall use a discount rate of five percent (5%) per annum.

                  (c) Death of the Employee. The Employment Term automatically terminates upon the death of the Employee. In the event of such death, the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which the death occurred.

         5. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude Camco from voluntarily or involuntarily consolidating with, merging into, or transferring all, or substantially all, of its assets to another corporation that assumes all of Camco's obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "Camco" as used in this Agreement, shall mean such other corporation or entity and this Agreement shall continue in full force and effect.

         6. Confidential Information. The Employee acknowledges that during his employment he has learned, will learn and will have access to confidential information regarding Camco and its customers and business. The Employee agrees and covenants not to disclose or use for his own benefit or the benefit of any other person or entity any confidential information, unless or until Camco consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Employee shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to Camco, its subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee confirms that such information


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constitutes the exclusive property of Camco. The Employee shall not otherwise knowingly act or conduct himself (i) to the material detriment of Camco, its subsidiaries or affiliates or (ii) in a manner which is inimical or contrary to the interests of Camco.

         7. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries or legal representatives without Camco's prior written consent; provided, however, that nothing in this Section 7 shall preclude (i) the Employee from designating a beneficiary to receive any benefits payable hereunder upon his death or (ii) the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

         8. No Attachment. Except as required by law, no right to receive payment under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         9. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Employee and Camco and their respective permitted successors and assigns.

         10. Amendment of Agreement. This Agreement may not be modified or amended, except by an instrument in writing signed by the parties hereto.

         11. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

         12. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect the other provisions of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then any prior agreement between Camco (or any predecessor thereof) and the Employee shall be deemed reinstated to the full extent permitted by law, as if this Agreement had not been executed.

         13. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         14. Governing Law. This Agreement has been executed and delivered in the State of Ohio, and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Ohio, except to the extent that federal or Delaware law is governing.



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         15. Effect of Prior Agreements.  This Agreement contains the entire understanding between the parties hereto and supersedes any prior Employment Agreement between Camco, or any predecessor of Camco, and the Employee.

         IN WITNESS WHEREOF, Camco has caused this Agreement to be executed by its duly authorized officers, and the Employee has signed this Agreement, all as of the day and year first above written.



Attest:                                          CAMCO FINANCIAL CORPORATION



 /s/ Anita L. Frencik                            By:  /s/ Larry A. Caldwell
Its Assistant Secretary                                 Larry A. Caldwell,
                                                        Chairman of the Board

Witness:



/s/ Sharon K. Chorey                              /s/ Richard C. Baylor
                                                 Richard C. Baylor
                                                 President & CEO
























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